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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement No. 333-47649 of BE Aerospace, Inc. on Form S-4 of our report, which includes an explanatory paragraph relating to the Company's change in its method of accounting for engineering expenditures, dated April 10, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Costa Mesa, California
April 20, 1998